Exhibit 99.1

Contact: Charles Lambert Finance Director Medical Properties Trust, Inc. (205) 397-8897 clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

THIRD QUARTER 2011 RESULTS

Total 2011 Investments of $311.5 Million Year-to-Date

Birmingham, AL – November 8, 2011 – Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter ended September 30, 2011.

THIRD QUARTER AND RECENT HIGHLIGHTS

•	Reported third quarter Normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.18 and $0.18, respectively;

•	Invested $18.0 million in a 40-bed long-term acute care hospital in DeSoto, Texas in July;

•	Invested $13.4 million in a long-term acute care hospital in New Braunfels, Texas;

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Entered into a $30.0 million agreement with an affiliate of a national hospital operating company in October to acquire, provide for development funding and lease three emergency room-focused acute care hospitals in the San Antonio market;

•	Closed the previously announced $75.0 Hoboken University Medical Center transaction on November 4;

•	Completed repurchase of 87% of the $82.0 million issue of 9.25% exchangeable notes due 2013 in third quarter;

•	Bolstered the company’s acquisition team with the addition of Frank R. Williams as Senior Managing Director of Acquisitions;

•	Paid 2011 third quarter cash dividend of $0.20 per share on October 13, 2011.

OPERATING RESULTS

The Company reported third quarter 2011 Normalized FFO and AFFO of $19.5 million and $19.8 million, or $0.18 per diluted share, for both measures. Normalized FFO and AFFO for the third quarter of 2010 were $16.9 million and $17.3 million, or $0.15 and $0.16 per diluted share, respectively.

For the nine months ended September 30, 2011, Normalized FFO and AFFO were $57.5 million and $58.8 million, or $0.52 and $0.53 per diluted share, respectively. For the corresponding period in 2010, Normalized FFO and AFFO were $48.4 million and $62.9 million, or $0.50 and $0.64 per diluted share, respectively.

A reconciliation of Normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.

DIVIDEND

The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on October 13, 2011 to stockholders of record on September 15, 2011.

PORTFOLIO UPDATE AND FUTURE OUTLOOK

As previously disclosed, in July, the Company acquired the real estate and an indirect 25% interest in the operations of a newly constructed long-term acute care hospital in the Dallas, Texas suburb of DeSoto for a total investment of $18.0 million.

On September 30, 2011, MPT acquired the real estate and an indirect 25% interest in the operations of a long-term acute care hospital in New Braunfels, Texas. MPT acquired the real estate, which was constructed in 2007, for $10.0 million and the interest in operations for $1.4 million, and agreed to fund up to $2.0 million as a secured working capital loan to the operator. The operator of the facility is an affiliate of Post Acute Medical, a regional operator that has four facilities in the MPT portfolio.

In October, the Company entered into agreements with a joint venture of Emerus Holding, Inc. and Baptist Health System, to acquire, provide for development funding and lease three acute care hospitals for $30.0 million in the rapidly growing suburban markets of San Antonio, Texas. The three facilities will be leased under a master lease structure with an initial term of 15 years and three five-year extension options.

On November 4, 2011, MPT closed the previously announced transaction for Hoboken University Medical Center (“HUMC”). The total investment for this transaction is $75.0 million and will include 100% ownership of the real estate, a secured working capital loan of up to $20.0 million, and a $5.0 million convertible note which provides MPT with the option to acquire up to 25% of the hospital operator. The real estate of HUMC consists of 2.4 acres with a seven-story hospital building containing 350 beds. The lease with the tenant has an initial term of 15 years and contains six five-year extension options.

At September 30, 2011, the Company had total real estate investments of approximately $1.5 billion comprised of 60 healthcare properties in 22 states leased to 19 hospital operating companies. Two of these investments are in the form of mortgage loans.

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Based solely on the portfolio as of September 30, 2011 and including the Hoboken acquisition and the completion of the Florence hospital currently under construction, the Company estimates that annualized Normalized FFO per share would approximate $0.76 to $0.80 per diluted share. The Company further estimates that its existing portfolio of assets plus approximately $275.0 million of assets expected to be acquired with available liquidity will generate Normalized FFO of between $0.93 and $0.97 per diluted share on an annualized basis once fully invested. This estimate assumes that average initial yields on new investments will range from 9.75% to 10.5%. The Company has cash and credit line availability of approximately $330.0 million.

These estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, costs of acquisitions, new interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions; nor do they include earnings, if any, from the Company’s profits interests or other investments in lessees. In addition, this estimate will change if $275 million in new acquisitions are not completed or such investments’ average initial yields are lower or higher than the range of 9.75% to 10.5%, market interest rates change, debt is refinanced, assets are sold, the River Oaks property is leased, other operating expenses vary or existing leases do not perform in accordance with their terms.

Also, Medical Properties Trust announced today that Frank R. Williams, Jr. has joined the Company as its Senior Managing Director of Acquisitions. Williams, 42, was previously a managing director in the healthcare investment banking division at Barclays Capital. Prior to that, he was a senior managing director in the healthcare group at Bear, Stearns & Co. Inc.

“Frank’s healthcare operator relationships and proven results in helping operators allocate capital efficiently will make him an excellent addition to the MPT team,” said Edward K. Aldag, Jr., Chairman, President and CEO. “We are very excited to have him on-board.”

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast on Tuesday, November 8, 2011 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended September 30, 2011. The dial-in telephone numbers for the conference call are 866-700-7477 (U.S.) and 617-213-8840 (International); using passcode 55830977. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion through November 15, 2011. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 58982978.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

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About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; annual Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2010, as amended, and as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,258,288,813	$1,032,369,288
Mortgage loans	165,000,000	165,000,000

Gross investment in real estate assets	1,423,288,813	1,197,369,288
Accumulated depreciation and amortization	(100,772,388)	(76,094,356)

Net investment in real estate assets	1,322,516,425	1,121,274,932

Cash and cash equivalents	114,368,030	98,408,509
Interest and rent receivable	28,821,877	26,175,635
Straight-line rent receivable	34,603,457	28,911,861
Other loans	56,131,198	50,984,904
Other assets	39,248,606	23,057,868

Total Assets	$1,595,689,593	$1,348,813,709

Liabilities and Equity
Liabilities
Debt, net	$649,013,182	$369,969,691
Accounts payable and accrued expenses	57,665,722	35,974,314
Deferred revenue	23,576,661	23,136,926
Lease deposits and other obligations to tenants	27,769,799	20,156,716

Total liabilities	758,025,364	449,237,647

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 110,647,184 shares at September 30, 2011 and 110,225,052 shares at December 31, 2010	110,647	110,225
Additional paid in capital	1,054,040,865	1,051,785,240
Distributions in excess of net income	(204,343,284)	(148,530,467)
Accumulated other comprehensive income (loss)	(11,982,095)	(3,640,751)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	837,563,790	899,461,904

Non-controlling interests	100,439	114,158

Total Equity	837,664,229	899,576,062

Total Liabilities and Equity	$1,595,689,593	$1,348,813,709

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Revenues
Rent billed	$30,737,867	$23,472,119	$88,519,081	$69,031,747
Straight-line rent	1,802,124	(1,124,531)	5,606,430	468,639
Interest and fee income	5,250,829	6,295,933	15,812,024	20,594,413

Total revenues	37,790,820	28,643,521	109,937,535	90,094,799
Expenses
Real estate depreciation and amortization	8,429,753	6,209,283	24,678,032	18,100,178
Impairment charge	—	—	564,005	12,000,000
Property-related	311,797	599,220	628,795	2,055,093
Acquisition expenses	529,880	364,469	3,185,933	1,313,631
General and administrative	5,736,691	5,848,602	20,429,007	20,532,667

Total operating expenses	15,008,121	13,021,574	49,485,772	54,001,569

Operating income	22,782,699	15,621,947	60,451,763	36,093,230
Other income (expense)
Interest and other income	51,227	1,475,064	57,451	1,488,496
Debt refinancing costs	(10,425,037)	(342,074)	(14,214,036)	(6,556,285)
Interest expense	(11,935,212)	(8,091,636)	(32,461,690)	(26,105,717)

Net other expense	(22,309,022)	(6,958,646)	(46,618,275)	(31,173,506)

Income from continuing operations	473,677	8,663,301	13,833,488	4,919,724
Income (loss) from discontinued operations	(6,363)	300,591	140,861	7,463,008

Net income	467,314	8,963,892	13,974,349	12,382,732
Net income attributable to non-controlling interests	(42,749)	(44,992)	(130,534)	(62,682)

Net income attributable to MPT common stockholders	$424,565	$8,918,900	$13,843,815	$12,320,050

Earnings per common share - basic and diluted:
Income from continuing operations	$—	$0.08	$0.12	$0.04
Income from discontinued operations	—	—	—	0.08

Net income attributable to MPT common stockholders	$—	$0.08	$0.12	$0.12

Dividends declared per common share	$0.20	$0.20	$0.60	$0.60

Weighted average shares outstanding - basic	110,713,843	110,046,434	110,567,618	97,573,296
Weighted average shares outstanding - diluted	110,719,144	110,046,434	110,575,784	97,574,653

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

FFO information:
Net income attributable to MPT common stockholders	$424,565	$8,918,900	$13,843,815	$12,320,050
Participating securities’ share in earnings	(263,756)	(315,582)	(860,426)	(994,488)

Net income, less participating securities’ share in earnings	$160,809	$8,603,318	$12,983,389	$11,325,562

Depreciation and amortization
Continuing operations	8,429,753	6,209,283	24,678,032	18,100,178
Discontinued operations	—	139,077	—	1,225,056
Loss (gain) on sale of real estate	—	(1,493,907)	(5,324)	(7,671,732)
Real estate impairment charge	—	—	564,005	—

Funds from operations	$8,590,562	$13,457,771	$38,220,102	$22,979,064

Acquisition costs	529,880	364,469	3,185,933	1,313,631
Debt refinancing costs	10,425,037	342,074	14,214,036	6,556,285
Executive severance	—	—	—	2,830,221
Loan impairment charge	—	—	—	12,000,000
Write-off of other receivables	—	2,695,049	1,845,968	2,695,049

Normalized funds from operations	$19,545,479	$16,859,363	$57,466,039	$48,374,250

Share-based compensation	1,631,372	1,366,249	5,292,678	4,329,349
Debt costs amortization	773,206	995,703	2,771,268	3,732,093
Additional rent received in advance (A)	(300,000)	(300,000)	(900,000)	9,700,000
Straight-line rent revenue	(1,802,124)	(1,611,210)	(5,816,986)	(3,285,764)

Adjusted funds from operations	$19,847,933	$17,310,105	$58,812,999	$62,849,928

Per diluted share data:
Net income, less participating securities’ share in earnings	$—	$0.08	$0.12	$0.12
Depreciation and amortization
Continuing operations	0.08	0.06	0.22	0.19
Discontinued operations	—	—	—	0.01
Loss (gain) on sale of real estate	—	(0.02)	—	(0.08)
Real estate impairment charge	—	—	0.01	—

Funds from operations	$0.08	$0.12	$0.35	$0.24

Acquisition costs	0.01	—	0.03	0.01
Debt refinancing costs	0.09	—	0.13	0.07
Executive severance	—	—	—	0.03
Loan impairment charge	—	—	—	0.12
Write-off of other receivables	—	0.03	0.01	0.03

Normalized funds from operations	$0.18	$0.15	$0.52	$0.50

Share-based compensation	0.01	0.01	0.05	0.04
Debt costs amortization	0.01	0.01	0.02	0.03
Additional rent received in advance (A)	—	—	(0.01)	0.10
Straight-line rent revenue	(0.02)	(0.01)	(0.05)	(0.03)

Adjusted funds from operations	$0.18	$0.16	$0.53	$0.64

(A)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes.

This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.